Execution Version

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is made and entered into as of May 31, 2011, by and among Glori Energy Inc. (f/k/a Glori Oil Limited), a Delaware corporation (the “Company”), and Energy Technology Ventures, LLC, a Delaware limited liability company (the “Purchaser”).

A.            The Company currently requires funds for product development and other general corporate purposes.

B.             The Purchaser is willing to advance funds to the Company in exchange for the issuance to it of a convertible promissory note evidencing the Company’s obligation to repay the Purchaser’s loan of the advanced funds, all as provided in this Agreement.

NOW THEREFORE, the parties hereby agree as follows:

ARTICLE 1

PURCHASE, SALE AND TERMS OF NOTE

1.01         The Note. The Company has authorized the issuance and sale to the Purchaser of the Company’s Convertible Promissory Note, in the original aggregate principal amount of $1,500,000, in the form attached hereto as Exhibit A (the “Note”).

1.02         Purchase and Sale of the Note.

(a)     The Closing. The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Note in the principal amount of $1,500,000 (such amount, the “Purchase Price”). Such purchase and sale shall take place at a closing (the “Closing”) to be held at the Washington D.C. offices of Goodwin Procter LLP, on the date hereof at 12:00 p.m., local time, or at such other time or place as may be mutually agreed upon by the Company and the Purchaser. At the Closing, the Purchaser will deliver to the Company, as payment in full for the Note to be purchased by the Purchaser at the Closing, an amount equal to the Purchase Price by wire transfer of immediately available funds to the Company. At the Closing, the Company will issue and deliver to the Purchaser the duly executed Note. The Company shall send the Note to the Purchaser at the address furnished to the Company for that purpose.

1.03         No Usury. Each of this Agreement and the Note issued pursuant to the terms of this Agreement is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Purchaser hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of New York. If at any time the performance of any provision hereof or any Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the agreed upon interest rate as set forth in the Note shall be reduced to such limit, it being the specific intent of the Company and the Purchaser hereof that all payments by the Company under the Note shall be applied first to any fees and expenses due and payable thereunder, then to the accrued interest due and payable thereunder and the remainder, if any, to the outstanding principal. All payments by the Company under the Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

ARTICLE 2

CONDITIONS TO THE PURCHASER’S OBLIGATIONS

The obligations of the Purchaser to purchase and pay for the Note to be purchased by it at the Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

2.01         Representations and Warranties. Each of the representations and warranties of the Company set forth in Article 3 hereof shall be true in all material respects on the date of the Closing.

2.02         Performance by the Company. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

2.03         Delivery of Note. The Company shall have executed and delivered to the Purchaser the Note, in the form attached hereto as Exhibit A.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows, each of which representation and warranty is true and correct as of the date hereof:

(a)     The Company is a corporation duly organized, validly existing, and in good standing in the State of Delaware.

(b)     The Company has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.

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(c)     The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Note and to carry out and perform its obligations under the terms of this Agreement and the Note.

(d)     The execution and delivery of this Agreement and the Note by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. Each of this Agreement and the Note has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies. The execution and delivery of this Agreement and the Note by the Company and the consummation of the transactions contemplated hereby and thereby will not (i) result in a material violation of any provision of law, any order of any court or other agency of government, the certificate of incorporation or bylaws of the Company, (ii) result in a material violation of any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, encumbrance, or, to the Company’s knowledge, claim of any nature whatsoever upon any of the properties or assets of the Company, or (iii) require the consent or approval of any third party.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.01         Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows, each of which representation and warranty is true and correct as of the date hereof:

(a)     The Purchaser has full power and authority to enter into and perform this Agreement in accordance with its terms, and it was not organized for the specific purpose of acquiring the Note or any securities issuable upon conversion of the Note.

(b)     This Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable in accordance with the terms of the Agreement.

(c)     The Purchaser is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

(d)     The Note is being acquired by the Purchaser, and any securities issuable upon conversion of the Note will be acquired by the Purchaser, for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any securities issuable upon conversion of the Note.

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(e)     The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the issuance of the Note with the Company’s management and has had an opportunity to review the Company’s facilities.

(f)      The Purchaser understands that any securities issuable upon conversion of the Note have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that any securities issuable upon conversion of the Note are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold any securities issuable upon conversion of the Note indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify any securities issuable upon conversion of the Note for resale except as set forth in the Rights Agreement (as defined below).

(g)     The Purchaser understands that no public market now exists for any securities issuable upon conversion of the Note, and that the Company has made no assurances that a public market will ever exist for any such securities.

(h)     The Purchaser understands that any securities issuable upon conversion of the Note, may bear one or all of the following legends, or legends to the following effect:

(A)      “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN SO REGISTERED AND QUALIFIED OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE OF ANY PROPOSED SALE OR TRANSFER WITH THE REQUIREMENTS OF THE SECURITIES ACT.”

(B)      Any legend required by the securities laws of any state to the extent such laws are applicable to any securities issuable upon conversion of the Note represented by the certificate so legended.

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ARTICLE 5

COVENANTS OF THE COMPANY

5.01         Affirmative Covenants. Until the Note is converted pursuant to the provisions of Section 3 of the Note or all obligations thereunder are repaid in full, the Company hereby covenants to do the following:

(a)     Notice of Default. The Company shall provide to the Purchaser, within five (5) business days of becoming aware of the occurrence thereof, notice of any Event of Default (as defined in Article 6).

(b)     Hiring of Chief Financial Officer or Controller. The Company shall use its commercially reasonable efforts, on or before the Maturity Date (as defined in the Note), to hire a Chief Financial Officer or Controller who is reasonably acceptable to the Company’s Board of Directors.

(c)     Pilot Project Updates. The Company shall track the performance and costs of its active pilot projects and deliver a report of such performance and costs (the “Pilot Project Report”) to the Board of Directors of the Company within thirty (30) calendar days after the end of each fiscal quarter, and the Company shall deliver the Pilot Project Report to the Purchaser within ten (10) calendar days after the delivery of the Pilot Project Report to the Board of Directors of the Company.

(d)     Insurance. The Company shall maintain in full force and effect insurance coverage that is adequate by industry standards for similarly situated businesses.

(e)     Information and Inspection Rights. The Company shall (i) deliver the same reports to the Purchaser as are required to be delivered to Major Investors (as such term is defined in that certain Second Amended and Restated Investors’ Rights Agreement, dated as of October 15, 2009, by and among the Company and the Purchasers named therein, as amended by that certain Amendment No. 1, dated as of the same date hereof (such agreement, as amended, the “Rights Agreement”) pursuant to Section 3.1 of the Rights Agreement, and (ii) provide the Purchaser with the same visitation and inspection rights that are provided to Major Investors (as such term is defined in the Rights Agreement) pursuant to Section 3.2 of the Rights Agreement.

(f)      Maintain Existence. The Company shall reserve and keep in full force and effect its existence as a corporation in good standing and its right to conduct its business in all jurisdictions in which it conducts business except to the extent that the failure to do so would not have a material adverse effect on the Company.

(g)     Licenses. The Company shall keep all licenses needed to operate the Company’s business valid and in full force and effect except to the extent that the failure to do so would not have a material adverse effect on the Company.

(h)     Compliance with Laws. The Company will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

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(i)      Tax. The Company will timely file any and all tax returns and timely pay any and all taxes; provided, however, that the Company will not be required to pay any such tax so long as (i) such tax is not yet due and payable without penalty or interest, or (ii) the legality of such tax will be contested in good faith and the Company has established adequate reserves with respect to such contested tax.

5.02         Negative Covenants. Until the Note is converted or all obligations thereunder are repaid in full, the Company hereby covenants that, from the period beginning on the date hereof and ending on the Maturity Date (as defined in the Note) or any earlier conversion or permitted repayment of the Note in full, neither the Company nor any of its subsidiaries shall, without obtaining the Purchaser’s prior written consent, which such consent shall not be unreasonably withheld, delayed or conditioned, become a party to any other instrument or agreement that evidences or otherwise incurs indebtedness for borrowed money that is senior or pari passu to the indebtedness evidenced by the Note excluding trade payables and other obligations incurred in the ordinary course of business.

ARTICLE 6

EVENTS OF DEFAULT

6.01        Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

(a)     The Company shall fail to pay all principal and interest due at the Maturity Date (as defined in the Note);

(b)     There shall occur any failure by the Company to perform any of its obligations under this Agreement or the Note promptly when due which failure (i) cannot be cured or (ii) if curable, is not cured by the Company within sixty (60) days after written notice thereof is delivered by the Purchaser to the Company describing such failure in reasonable detail (provided, that notwithstanding the foregoing, any failure by the Company to perform its obligations under Section 5.02 hereof shall automatically be deemed to be an “Event of Default” without any period for cure; provided, further, no Event of Default pursuant to Section 6.1(a) above shall be subject to cure);

(c)     There shall be any material breach or inaccuracy of the representations and warranties of the Company contained in this Agreement or contained in that certain First Amendment to Series B Preferred Stock Purchase Agreement, dated as of the same date hereof, by and among the Company and the Purchasers named therein.

(d)     The Company shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of it or of all or substantially all of its assets, (ii) be generally unable to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code of the United States as now or hereafter in effect (the “Bankruptcy Code”), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert within ninety (90) days, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other applicable bankruptcy law or (vii) take any corporate action for the purpose of effecting any of the foregoing;

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(e)     Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Company the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such entity or of all or any substantial part of its assets, or other like relief in respect of such entity under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and, if the proceeding is being contested in good faith by such entity, the same shall continue undismissed, or unstayed and in effect for any period of sixty (60) consecutive days, or an order for relief against such entity shall be entered in any case under the Bankruptcy Code or other applicable bankruptcy law; or

(f)      Any material default or event of default under any other instrument or agreement to which the Company or any subsidiary is a party that evidences indebtedness in excess of $250,000 that has not otherwise been forgiven or cured within 30 days of the date of such default or event of default.

ARTICLE 7

MISCELLANEOUS

7.01         No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7.02         Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement or the Note may only be made, and compliance with any covenant or provision herein or therein set forth may only be omitted or waived, in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.02 shall be binding upon the holder of Note then outstanding and any future holder of the Note, and the Company.

7.03         Addresses for Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or four (4) business days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to the address set forth below the Company’s and the Purchaser’s name on the signature page of this Agreement, or at such other address as the Company or the Purchaser may designate by advance written notice to the other party hereto.

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For purposes of this Section 7.03, a “business day” means a weekday on which banks are open for general banking business in New York City, New York.

7.04         Binding Effect; Assignment. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective heirs, successors and assigns.

7.05         Headings; Interpretation. In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.06         No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Purchaser or any of its directors, officers, partners, members, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.07         Survival of Representations and Warranties. All representations and warranties made in this Agreement or the Note, or made in any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof, and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company, as the case may be.

7.08         Prior Agreements. This Agreement and the Note (including any provisions of other agreements specifically referred to herein or therein) constitute the entire agreement between the parties and supersedes any other prior understandings or agreements concerning the subject matter hereof.

7.09         Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.10         Governing Law. This Agreement shall be governed by, and construed in accordance with, the Delaware General Corporation Law as to matters within the scope thereof, and as to all other matters shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

7.11         Payment of Fees. At the Closing, all reasonable and documented expenses, including legal fees and out of pocket expenses of the counsel for the Purchaser, related to the financing to which this Agreement and the Note relate, incurred by the Purchaser, up to an aggregate maximum amount of $10,000, shall be paid by the Company.

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7.12         Counterpart; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf) or other electronic means, and delivery of the signature page by such method shall be deemed to have the same effect as if the original signature had been delivered to the other parties.

7.13         Entire Agreement. This Agreement, together with all exhibits hereto and the Note, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

7.14         Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above written.

Company:

By:	/s/ Stuart Page
Stuart Page
Chief Executive Officer

Address: 4315 South drive
Houston, Tx 77053

ENERGY TECHNOLOGY VENTURES, LLC

By:	/s/ Patrick Goff
Name:	Patrick Goff
Title:	Senior Vice President

Address:

c/o GE Capital, Equity
Attn: Account Manager, Equity
201 Merritt 7
Norwalk, CT 06851
Fax: (203) 956-4005

With a copy to (which shall not constitute notice):

c/o GE energy Financial Services
Attn: Portfolio Manager, VC
800 Long Ridge Road
Stamford, CT 06927
Fax: (203) 585-0758

Signature Page to Glori Oil Note Purchase Agreement

Exhibit A

Form of Convertible Promissory Note

A-1